SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):       September 25, 2001


                              MICROLOG CORPORATION
             (Exact name of registrant as specified in its charter)



            VIRGINIA                   0-14880                 52-0901291
  (State or other jurisdiction       (Commission              (IRS Employer
        of incorporation)            File Number)        Identification Number)



                              20270 GOLDENROD LANE
                         GERMANTOWN, MARYLAND 20876-4070
              (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:   (301) 540-5500



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.           OTHER EVENTS

                  On September 25, 2001, Microlog Corporation (the "Company") entered into a credit facility agreement with its largest shareholder, TFX Equities Incorporated, which provides for the Company to borrow, at its discretion, up to $750,000 from TFX Equities over a period of two years in $75,000 increments. The transaction was approved unanimously by the disinterested members of the Company's board of directors on September 13, 2001.

                  Each $75,000 convertible promissory note issued by the Company under the agreement will be secured by substantially all of the assets of the Company pursuant to the security agreements that the Company and one of its subsidiaries entered into in July 2001 in connection with previously disclosed loans extended by TFX Equities. Each note will bear interest at a rate of 12% per annum and interest payments on the notes will be due quarterly. Each convertible promissory note may be converted for a period of two years into shares of the Company's common stock at any time at the option of TFX Equities at an initial conversion price of $0.25 per share. The Company has reserved 3,000,000 shares of common stock for issuance upon conversion of all convertible promissory notes issuable in the transaction. The principal balance of each convertible promissory note will become due two years from the borrowing date, with no option of prepayment on the principal balance without the consent of TFX Equities.

                  With the execution of each convertible promissory note, the Company will issue to TFX Equities a warrant, which will be exercisable at any time for a period of three years from the date of issuance, to purchase 10 shares of Series A convertible preferred stock of the Company at an exercise price of $2,625 per share, subject to adjustment in specified circumstances. As described below, each share of Series A preferred stock is convertible into 7,500 shares of common stock, establishing a value of $.35 per share of common stock.

                  The Series A preferred stock will have the following rights:

                  Any holder of shares of Series A preferred stock will be entitled to receive dividends in respect of each such share in connection with any dividend declared on the common stock equal to the dividend the holder would have received on the number of shares of common stock which the holder would have received if the holder had converted its Series A preferred shares into common shares immediately before the record date for the dividend.

                  In the event of the liquidation, dissolution or winding up of the Company, the holders of the Series A preferred stock will be entitled to receive, before any amount is paid to the holders of the common stock or of

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any other class or series ranking junior to the Series A preferred stock, an amount equal to $0.01 per share. After such amount is paid in full, the Series A preferred stock and the common stock will be entitled to receive the remaining net assets of the Company, with each share of Series A preferred stock sharing ratably with the holders of common stock as if such share had been fully converted into shares of common stock at the conversion rate in effect on the record date for the determination of holders entitled to received payments in such event. If the assets of the Company are not sufficient to pay in full the amounts payable in such event to the holders of all outstanding shares of Series A preferred stock, the holders of such shares will participate ratably with the holders of all shares of capital stock of the Company (excluding shares of common stock and any such shares which by their terms rank junior as to such distribution of assets to the shares of Series A preferred stock) in the distribution of assets in proportion to the full amount to which they are entitled. Neither the merger nor consolidation of the Company into or with any corporation, nor any sale, transfer or lease of all or part of the Company's assets, will be deemed a liquidation of the Company for these purposes.

                  Each share of Series A preferred stock may be converted at any time into one or more shares of common stock at the conversion rate of 7,500 shares of common stock for each share of Series A preferred stock, subject to adjustment in specified circumstances. If the maximum of 100 shares of Series A preferred stock are issued, 750,000 shares of common stock will be issuable upon exercise of such preferred shares. No additional consideration is required to be paid in connection with any conversion of the Series A preferred stock. The Company has reserved any additional shares of common stock which become unreserved in the future for issuance upon exercise of the Series A preferred stock. In the event the maximum of 100 shares of Series A preferred stock issuable in connection with the transaction are exercised, the Company would be required to seek shareholder approval of an amendment to its articles of incorporation to increase in the number of shares of common stock authorized for issuance by the Company.

                  The credit facility agreement subjects the Company to a number of affirmative and negative covenants, including the following:

                  o the Company is required to use its reasonable best efforts to appoint, within 30 days after the first closing under the credit facility agreement, a new director to the board of directors that is acceptable to TFX Equities and that has relevant significant industry experience;

                  o the Company was required to adopt, and has adopted, an expense reduction plan satisfactory to TFX Equities for the six month period ending October 31, 2001 compared to the prior six month period;

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                  o      the Company is required to repay all amounts borrowed
                         under the credit facility agreement and release TFX Equities from its obligations under the agreement prior to engaging in specified business combinations or specified asset or stock sales;

                  o without the prior consent of TFX Equities, the Company may not incur any additional indebtedness, subject to limited exceptions;

                  o the Company is restricted from paying dividends and other distributions on the Company's capital stock (except for pro rata dividends paid solely in shares of the Company's common stock);

                  o subject to limited exceptions, the Company may not guarantee, endorse or advance funds or otherwise become liable for indebtedness or liabilities of any other person or entity; and

                  o the Company may not encumber any of its properties, assets, or operations, subject to limited exceptions.

                  o loans taken under this credit facility are subordinated to any amount drawn from the Company's line of credit from Silicon Valley Bank; however, the Company presently owes no money under this line of credit, and is enjoined from borrowing under the line because if does not meet the requirements of the loan covenants with respect to minimum net tangible assets. Should the Company's situation change appropriately, or if it is able to renegotiate the covenants, it may be possible in the future for the Company to borrow under the Silicon Valley Bank line of credit.


                  The credit facility agreement also entitles TFX Equities and other specified holders of shares of common stock issuable in connection with this transaction to certain demand and piggyback registration rights with respect to such shares of common stock.

                  At September 25, 2001, the Company had borrowed a total of $450,000 under the facility. Pursuant to the terms of the facility, the Company used $390,000 of this amount to repay $200,000 it had borrowed from TFX Equities in July 2001 and $190,000 it had borrowed in August 2001 under secured demand notes. The Company expects to use the remaining net portion of this amount for working capital and other general corporate purposes.

              The text of the July 2001 security agreements, the September 25, 2001 credit facility agreement, the form of convertible subordinated promissory note, the form of warrant and the amendment to the Company's articles of incorporation are attached as exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6, respectively, to this Current Report on Form 8-K and are incorporated by reference in this Item 5. The

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foregoing information does not purport to be complete and is qualified in its entirety by reference to the exhibits to this Current Report.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits.

               The Company files herewith the following exhibits:

99.1 Security Agreement, dated July 11, 2001, between Microlog Corporation and TFX Equities Incorporated.
99.2 Security Agreement, dated July 11, 2001, between Microlog Corporation of Maryland and TFX Equities Incorporated.
99.3 Credit Facility Agreement, dated as of September 25, 2001, among Microlog Corporation, Microlog Corporation of Maryland and TFX Equities Incorporated.
99.4 Form of Subordinated Convertible Note of Microlog Corporation and Microlog Corporation of Maryland.
99.5 Form of Warrant to Purchase Series A Convertible Preferred Stock of Microlog Corporation.
99.6     Articles of Amendment to Articles of Incorporation of Microlog
         Corporation.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   MICROLOG CORPORATION


Date:  October 2, 2001             By:   /s/ John C. Mears
                                        ------------------
                                        John C. Mears,
                                        President and Chief Executive Officer

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                                  EXHIBIT INDEX

NUMBER                                EXHIBIT DESCRIPTION
------                                -------------------
99.1 Security Agreement, dated July 11, 2001, between Microlog Corporation and TFX Equities Incorporated.
99.2 Security Agreement, dated July 11, 2001, between Microlog Corporation of Maryland and TFX Equities Incorporated.
99.3 Credit Facility Agreement, dated as of September 25, 2001, among Microlog Corporation, Microlog Corporation of Maryland and TFX Equities Incorporated.
99.4 Form of Subordinated Convertible Note of Microlog Corporation and Microlog Corporation of Maryland.
99.5 Form of Warrant to Purchase Series A Convertible Preferred Stock of Microlog Corporation.
99.6     Articles of Amendment to Articles of Incorporation of Microlog
         Corporation.